UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

SPAR Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27824	33-0684451
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

560 White Plains Road, Suite 210, Tarrytown, New York	10591
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 332-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

SPAR Marketing Force, Inc., a Nevada corporation (“SMF”) and an indirect subsidiary of the registrant, SPAR Group, Inc. (“SGRP”, or the “Corporation”), and SPAR Marketing Services, Inc., a Nevada corporation (“SMS”) that is wholly owned by each of Mr. Robert G. Brown and Mr. William H. Bartels, each an officer, director and significant shareholder of SGRP, is party to that certain Amended and Restated Field Service Agreement dated as of January 1, 2004 (as amended, the “Field Agreement”), pursuant to which SMF engaged SMS to perform Merchandising Services from time to time on a cost plus 4.00% basis (the “Plus Compensation”).

SMF and SMS entered into that certain First Amendment to Amended and Restated Field Service Agreement dated September 30, 2008, and effective as of September 24, 2008 (the “First Amendment”). The First Amendment amends the Field Agreement to (i) confirm the previous partial reduction of the Plus Compensation by $100,000 at June 30, 2008, and (ii) partially reduce the Plus Compensation by $400,000 at September 30, 2008, all in order to (among other things) facilitate operation of SMF’s business. In return, the First Amendment amends the Field Agreement to provide that SMF will pay an early termination fee of $300,000 to SMS in the event SMF terminates or elects to not renew the Field Agreement prior to December 31, 2010.

SGRP’s Audit Committee and Board of Directors each reviewed and approved this affiliated transaction, including (without limitation) the terms of the First Amendment and the affiliated relationship of the parties.

Item 1.02	Termination of a Material Definitive Agreement

SMF and SMS are parties to a Master Lease Agreement dated as of November 1, 2004 (the “Existing SMF Master Agreement”), pursuant to which those parties entered into Equipment Schedules 001, 002, 003 and 004 dated as of November 1, 2004, January 4, 2005, January 31 2005, and March 24, 2005, respectively (each an “Existing SMF Equipment Schedule” and collectively the “Existing SMF Equipment Schedules”) with respect to the 412 units of Equipment listed therein (the “SMF Leased Equipment”). SPAR Canada Company, a Nova Scotia corporation and an indirect subsidiary of SGRP (“SCC”), and SMS are parties to a Master Lease Agreement dated as of January 4, 2005 (the “Existing SCC Master Agreement”), pursuant to which those parties entered into the Equipment Schedule dated as of January 4, 2005 (the “Existing SCC Equipment Schedule”) with respect to the 61 units of Equipment listed therein (the “SCC Leased Equipment”), the Existing SMF Master Agreement as modified by the Existing SMF Equipment Schedules may be referred to individually as the “Existing SMF Equipment Lease”, and the Existing SCC Master Agreement as modified by the Existing SCC Equipment Schedules may be referred to individually as the “Existing SCC Equipment Lease”.

SMF, SCC and SMS entered into a Bill of Sale and Lease Termination Under Certain Schedules to Master Equipment Leases by and among SMF, SCC and SMS dated September 30, 2008, and effective as of September 24, 2008 (the “Bill of Sale”). Pursuant to the Bill of Sale, SMF exercised its option to purchase the SMF Leased Equipment under the Existing SMF Equipment Lease and (with the consent of SCC) purchased the SCC Leased Equipment (together with the SMF Leased Equipment, the “Equipment”), for a total purchase price of $500,000 for the 473 hand held computer units purchased, based on an independently determined fair market value of $1057.08 per unit, and terminated the lease terms of such Equipment under the Existing Equipment Leases.

SGRP’s Audit Committee and Board of Directors each reviewed and approved this affiliated transaction, including (without limitation) the terms of the Bill of Sale and the affiliated relationship of the parties.

Item 3.02	Unregistered Sale of Equity Securities

On March 28, 2008, SGRP filed a “Certificate of Designation of Series “A” Preferred Stock of SPAR Group, Inc.” (the “Preferred Designation”), creating a series of 3,000,000 shares of Preferred Stock designated as “Series A Preferred Stock” with a par value of $0.01 per share (the “Preferred Stock”), which designation had been approved by the Board on March 27, 2008.

The Preferred Designation provides that each share of Preferred Stock is to be issued at a value equal to the closing bid price of SGRP’s common stock (the “Common Stock”) immediately preceding the day SGRP and the purchaser(s) entered into a binding commitment to issue and acquire Preferred Stock. The Preferred Stock will accrue a 10% dividend payable in either cash (when permitted by law and Nasdaq and authorized by the Board) or common stock when authorized by the Board (valued at the current market price of a share of common stock at the time paid but not less than the initial purchase price of a share of such preferred). All accrued and unpaid dividends and potential dividends must be paid to the holders of the Preferred Stock before any dividends can be paid to the holders of the Common Stock. The face value (purchase price) of the Preferred Stock and all accrued and unpaid dividends and potential dividends must be paid to the holders of the Preferred Stock before any liquidating distributions can be made to the holders of the Common Stock. The consent of all of the holders of the Preferred Stock is required for SGRP to make any changes in the Preferred Designation or issue any other class of preferred stock senior to or pari passu with the Preferred Stock.

The Preferred Stock is redeemable, at the discretion of SGRP only, for a cash redemption price equal to its face value (purchase price) plus all accrued and unpaid dividends and potential dividends. Each share of Preferred Stock is convertible into one share of Common Stock at the rate of one to one at the option of the holder, which option would be exercisable for so long as the Preferred Stock is outstanding (even if SGRP has elected to redeem). Such a conversion also requires that SGRP satisfy all accrued and unpaid dividends and potential dividends at the same time. The Preferred Stock votes with the Common Stock (no class voting) and have voting rights equal to one vote per share of Preferred Stock.

On September 30, 2008, effective as of September 24, 2008, the Board also authorized the issuance of 465,116 shares of Preferred Stock to SP/R Inc. Defined Benefit Pension Plan, acting through Robert G. Brown, its Trustee, WHB Services, Inc. Defined Benefit Trust, acting through William H. Bartels, its Trustee, and WHB Services, Inc. Investment Savings Trust, acting through William H. Bartels, its Trustee (each a “Purchaser”, and collectively, the “Purchasers”), who are affiliates of Mr. Robert G. Brown and Mr. William H. Bartels, at a purchase price of $0.86 per share ($500,000 in total). SGRP and the Purchasers have entered into the Series A Preferred Stock Subscription Agreement dated September 30, 2008, and effective as of September 24, 2008 (the “New Subscription Agreement”), to issue and purchase an aggregate of 465,116 shares of Preferred Stock at $0.86 per share, which was the closing bid price of SGRP’s Common Stock for the most recent trading day available immediately preceding such effective date (which was the date on which the Purchasers agreed to purchase those shares).

SGRP’s Audit Committee and Board of Directors each reviewed and approved this affiliated transaction, including (without limitation) the terms of the New Subscription Agreement and the affiliated relationship of the parties. The offer and sale of such Preferred Stock have not been registered under the Securities Act or other securities laws, as they were a non-public offer and sale made in reliance upon (among other things) Section 4 (2) of the Securities Act.

On March 31, 2008, SGRP, Mr. Brown, Mr. Bartels and SPAR Management Services, Inc. (“SMSI”), an affiliate of SGRP wholly owned by Mr. Brown and Mr. Bartels, entered into a Subscription Agreement to issue and purchase 89,286 shares of Preferred Stock at $1.12 per share which listed Mr. Brown an Mr. Bartels as the purchasers of such Preferred Stock rather than listing SMSI as the record purchaser of such Preferred Stock and Mr. Brown and Mr. Bartels as prospective indirect (i.e., beneficial) owners. On September 30, 2008, SGRP, Mr. Brown, Mr. Bartels and SMSI entered into an Amended and Restated Series A Preferred Stock Subscription Agreement effective as of March 31, 2008 (the “Restated Subscription Agreement”), to more accurately reflect the parties intentions that SMSI would pay for and acquire record ownership of those shares.

SGRP’s Audit Committee and Board of Directors each reviewed and approved this affiliated transaction, including (without limitation) the terms of the Restated Subscription Agreement and the affiliated relationship of the parties. The offer and sale of such Preferred Stock have not been registered under the Securities Act or other securities laws, as they were a non-public offer and sale made in reliance upon (among other things) Section 4 (2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits:

10.1

First Amendment to Amended and Restated Field Service Agreement between SPAR Marketing Services, Inc., a Nevada corporation (“SMS”), and SPAR Marketing Force, Inc., a Nevada corporation (“SMF”), dated September 30, 2008, and effective as of September 24, 2008 (the “First Amendment”), as filed herewith.

10.2

Bill of Sale and Lease Termination Under Certain Schedules to Master Equipment Leases by and among SMF, SPAR Canada Company, a Nova Scotia corporation, and SMS dated September 30, 2008, and effective as of September 24, 2008 (the “Bill of Sale”), as filed herewith.

10.3

Series A Preferred Stock Subscription Agreement by and among SGRP, SP/R Inc. Defined Benefit Pension Plan, acting through Robert G. Brown, its Trustee, WHB Services, Inc. Defined Benefit Trust, acting through William H. Bartels, its Trustee, and WHB Services, Inc. Investment Savings Trust, acting through William H. Bartels, its Trustee, affiliates of Mr. Robert G. Brown and Mr. William H. Bartels, dated September 30, 2008, and effective as of September 24, 2008, as filed herewith.

10.4

Amended and Restated Series A Preferred Stock Subscription Agreement by and among SGRP, Robert G. Brown, William H. Bartels and SPAR Management Services, Inc., a Nevada corporation (“SMSI”), dated September 30, 2008, and effective as of March 31, 2008, as filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR GROUP, INC.
Date:October 6, 2008	By:	/s/ James R. Segreto
James R. Segreto
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

First Amendment to Amended and Restated Field Service Agreement between SPAR Marketing Services, Inc., a Nevada corporation (“SMS”), and SPAR Marketing Force, Inc., a Nevada corporation (“SMF”), dated September 30, 2008, and effective as of September 24, 2008 (the “First Amendment”), as filed herewith.

10.2

Bill of Sale and Lease Termination Under Certain Schedules to Master Equipment Leases by and among SMF, SPAR Canada Company, a Nova Scotia corporation, and SMS dated September 30, 2008, and effective as of September 24, 2008 (the “Bill of Sale”), as filed herewith.

10.3

Series A Preferred Stock Subscription Agreement by and among SGRP, SP/R Inc. Defined Benefit Pension Plan, acting through Robert G. Brown, its Trustee, WHB Services, Inc. Defined Benefit Trust, acting through William H. Bartels, its Trustee, and WHB Services, Inc. Investment Savings Trust, acting through William H. Bartels, its Trustee, affiliates of Mr. Robert G. Brown and Mr. William H. Bartels, dated September 30, 2008, and effective as of September 24, 2008, as filed herewith.

10.4

Amended and Restated Series A Preferred Stock Subscription Agreement by and among SGRP, Robert G. Brown, William H. Bartels and SPAR Management Services, Inc., a Nevada corporation (“SMSI”), dated September 30, 2008, and effective as of March 31, 2008, as filed herewith.